Exhibit 99.1

FOR IMMEDIATE RELEASE

Liquidia Announces Poster Presentation at the

American Thoracic Society (ATS) International Conference 2019

To include highlights of the safety and tolerability of LIQ861 at two months of treatment in the INSPIRE Phase 3 Trial

RESEARCH TRIANGLE PARK, NC — May 14, 2019 — Liquidia Technologies, Inc. (Nasdaq: LQDA) (“Liquidia”), a late-stage clinical biopharmaceutical company, today announced that Nicholas Hill, MD, Chief Pulmonary, Critical Care & Sleep Division, Professor of Medicine at Tufts University School of Medicine, and INSPIRE Principal Investigator, will present a poster highlighting data from Liquidia’s Phase 3 INSPIRE trial of LIQ861 for the treatment of pulmonary arterial hypertension (PAH) at the ATS International Conference in Dallas, Texas. The poster will include data on tolerability of LIQ861 and selected exploratory endpoints at two months of treatment, split by New York Heart Association Functional Class.

Presentation details are as follows:

Title:	INSPIRE: A Phase 3 Open-Label, Multicenter Study to Evaluate the Safety and Tolerability of LIQ861 in Pulmonary Arterial Hypertension (PAH)

Poster Board Number:	P1155

Date/Time:	Tuesday, May 21; 11:15 a.m. — 1 p.m. CT

Location:	Area J (Hall F, Level 2), KBHCCD

A copy of the poster will be available on the company’s website following the presentation.

About LIQ861

Liquidia has developed LIQ861, a dry powder formulation of treprostinil utilizing PRINT® Technology, which is specifically designed to enhance deep-lung delivery and enables QID delivery of treprostinil doses in 1 to 2 breaths per capsule via a convenient, palm-sized dry powder inhaler (DPI). PRINT® Technology results in a treprostinil drug product with particles of a precise, uniform size, shape and composition that are engineered for optimal deposition in the lung following oral inhalation using a DPI. LIQ861 may enhance lung delivery and pharmacodynamic effects of treprostinil in patients diagnosed with PAH.

About INSPIRE Clinical Trial

Liquidia’s pivotal open-label Phase 3 clinical trial, known as INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, is designed to evaluate patients who have either been under stable treatment with nebulizer-delivered treprostinil for at least three months and are transitioned to LIQ861 under the protocol (Transition) or patients who have been on stable treatment with no more than two non-prostacyclin oral PAH therapies for at least three months and have their treatment regimen supplemented with LIQ861 under the protocol (Add-on). The primary objective of the INSPIRE study is to evaluate the long-term safety and tolerability of LIQ861. INSPIRE also includes exploratory endpoints to assess clinical benefits such as 6 Minute Walk Distance (6MWD) and quality of life. For more information, please visit https://clinicaltrials.gov/ct2/show/NCT03399604.

About Liquidia Technologies

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary PRINT® technology to transform the lives of patients. Currently, Liquidia is focused on the development of two product candidates using its PRINT® particle engineering platform: LIQ861 for the treatment of pulmonary arterial hypertension and LIQ865 for the treatment of local post-operative pain. Being evaluated in a Phase 3 clinical trial (INSPIRE), LIQ861 is designed to improve the therapeutic profile of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies by using a convenient, palm-sized, disposable dry powder inhaler. LIQ865, for which Liquidia has completed two Phase 1 clinical trials, is designed to deliver sustained-release particles of bupivacaine, a non-opioid anesthetic, to treat local post-operative pain for three to five days through a single administration. For more information visit Liquidia’s website at www.liquidia.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of an NDA for LIQ861, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Jenny Kobin

IR Advisory Solutions

919.328.4389

IR@liquidia.com

Media:

Christy Curran

Sam Brown Inc.

615.414.8668

media@liquidia.com